Exhibit 99.1

CohBar, Inc. Announces Third Quarter 2015 Financial Results

Menlo Park, California – November 16, 2015 - CohBar, Inc. (OTCQX: CWBR and TSX-V: COB.U), an innovative biotechnology company focused on developing mitochondria-based therapeutics (MBTs) to treat diseases associated with aging, today reported financial results for the three months ended September 30, 2015.

“We’ve made significant progress during the quarter toward our goal of selecting a candidate for IND enabling studies,” said Jon Stern, CohBar CEO. “With our expanded laboratory capabilities, scientific staff and external relationships, we’re increasing momentum and efficiency in our R&D processes. At the same time, we’re seeing increasing attention to mitochondria and age-related diseases from pharmaceutical companies, the scientific community and the media, all reinforcing our belief that we are well positioned as a leader in this arena.”

Third Quarter Business Highlights and Developments:

●	CohBar Presentation at the GCFF Conference. Albion J. Fitzgerald, CohBar Chairman, presented at the GCFF Toronto Conference on September 26, 2015. Organized by NAI Interactive, The Global Chinese Financial Forum (GCFF) is the most prominent series of bi-lingual financial functions in both North America and China. Established in 2000, GCFF’s mandate is to provide a world-class platform connecting both the Asian and North American financial markets.

●	CohBar Presentation at the Boulder Peptide Symposium. Kenneth C. Cundy, Ph.D., CohBar Chief Scientific Officer, presented at the recent Boulder Peptide Symposium on September 28, 2015. The symposium brought together thought leaders in biotech, pharma, and academic institutions to present current paradigms in peptide therapeutics and to uncover solutions to challenges in peptide drug discovery and development.

●	CohBar Founder Dr. Nir Barzilai Featured in Science. Dr. Barzilai was featured in an article in the journal Science on September 15, 2015, entitled “The Man That Wants to Beat Back Aging,” highlighting his efforts with the FDA to advance an unprecedented clinical trial of a drug targeting the process and diseases of aging. He also appeared during the quarter in articles published in the Wall Street Journal, Scientific American, the UK Sunday Times and other periodicals. Dr. Barzilai is also featured in “The Age of Aging,” an episode from filmmaker Ron Howard’s 6-part “Breakthrough” series to be aired on the National Geographic Channel on November 29, 2015.

●	CohBar Founder Dr. Pinchas Cohen Appeared in CBS MoneyWatch, Huffington Post. At the White House Conference on Aging, Bank of America announced a first-of-its kind workplace-training program developed by Dr. Cohen and his colleagues at USC. The Longevity Training Program, a collaboration between Bank of America Merrill Lynch and USC Leonard Davis School of Gerontology, is designed to raise awareness and understanding of the nation’s aging workforce among the financial community, and to highlight the challenges and opportunities resulting from the increase in longevity that the nation is experiencing.

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Summary of Financial Results:

●	Cash and Investments. CohBar had cash and investments of $11,244,531 on September 30, 2015, compared to $1,194,492 on December 31, 2014.

●	R&D Expenses. Research and development expenses were $547,029 in the three months ended September 30, 2015, compared to $159,883 in the prior year, a $387,146 increase. The increase in research and development expenses was primarily due to an increase in preclinical studies related to our efforts to develop optimized MBT candidates, an increase in compensation expenses associated with the timing of the hiring of our Chief Scientific Officer and Vice President of Biology and an increase in rent expense related to our new and expanded lab space.

●	G&A Expenses. General and administrative expenses were $531,841 in the three months ended September 30, 2015, compared to $246,182 in the prior year period, a $285,659 increase. The increase in general and administrative expenses was primarily due to an increase in legal fees as we incurred the costs associated with our intellectual property filings, an increase in costs associated with being a publicly traded company, an increase in outside services as we began to incur the costs of recruiting for our new Chief Executive Officer in the current year quarter and an increase in compensation expenses primarily due to the accrual for an annual bonus earned but not paid as of the current quarter-end.

●	Net Loss. For the three months ended September 30, 2015, net loss was $1,079,256, or $0.03 per share basic and diluted, compared to a net loss of $407,621, or $0.03 per share basic and diluted, for the three months ended September 30, 2014.

Conference Call Information

CohBar invites all investors to join its live Third Quarter Financial Results Conference Call at 2 p.m. PST. Participants may dial (844) 208-1764 in the U.S. and Canada or (815) 680-6587 internationally, five to ten minutes before the start of the call. Please reference Conference ID# 80443662. A telephone replay will be available from 5:00 p.m. PST on November 16, 2015, through 5:30 p.m. PST on November 23, 2015. To access the replay, dial (855) 859-2056 in the U.S. and Canada or (404) 537-3406 internationally and reference Conference ID# 80443662.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria-based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as type 2 diabetes, cancer, atherosclerosis and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

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Forward-looking statements

This news release contains forward-looking statements, including: statements concerning: the company’s plans, prospects, resources and capabilities including statements regarding its research and development activities and progress towards optimizing mitochondrial derived peptides and development of therapeutic candidates. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and successfully advance its drug discovery and development programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jeff Biunno, CFO

CohBar, Inc.

(973) 841-1233

jeff.biunno@cohbar.com

Heather Savelle

MacDougall Biomedical Communications

(781) 235-3060

hsavelle@macbiocom.com

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CohBar, Inc.

Condensed Balance Sheets

	As of
	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,499,507	$1,194,492
Restricted cash	-	4,055
Investments	5,745,024	-
Prepaid expenses and other current assets	100,694	19,517
Total current assets	11,345,225	1,218,064
Property and equipment, net	205,978	4,631
Deferred offering costs	-	749,386
Other assets	20,493	1,100
Total assets	$11,571,696	$1,973,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,831	$290,073
Accrued liabilities	153,477	305,401
Accrued payroll and other compensation	180,449	103,294
Total current liabilities	490,757	698,768
Note payable, net of debt discount of $304 and $451 as of September 30, 2015 and December 31, 2014, respectively	204,956	204,809
Total liabilities	695,713	903,577

Commitments and contingencies

Stockholders’equity:
Preferred stock, $0.001 par value, Authorized - 5,000,000 shares;
Issued and outstanding as of September 30, 2015 and December 31, 2014 as follows:
Preferred stock - Series A - issued and outstanding 0 shares as of September 30, 2015 and December 31, 2014, respectively	-	-
Convertible preferred stock - Series B - issued and outstanding 0 shares as of September 30, 2015 and
5,400,000 as of December 31, 2014	-	5,400
Common stock, $0.001 par value, Authorized 75,000,000 shares;
Issued and outstanding 32,320,891 shares as of September 30, 2015 and 12,915,343 as of December 31, 2014	32,321	12,915
Additional paid-in capital	18,028,039	5,507,616
Accumulated deficit	(7,184,377)	(4,456,327)
Total stockholders’ equity	10,875,983	1,069,604
Total liabilities and stockholders’ equity	$11,571,696	$1,973,181

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CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	547,029	159,883	1,257,075	405,215
General and administrative	531,841	246,182	1,467,759	914,399
Total operating expenses	1,078,870	406,065	2,724,834	1,319,614
Operating loss	(1,078,870)	(406,065)	(2,724,834)	(1,319,614)

Other income (expense):
Interest income	1,451	193	3,650	440
Interest expense	(1,755)	(1,700)	(5,267)	(5,141)
Other expense	(33)	-	(1,452)	-
Amortization of debt discount	(49)	(49)	(147)	(284)
Total other expense	(386)	(1,556)	(3,216)	(4,985)
Net loss	$(1,079,256)	$(407,621)	$(2,728,050)	$(1,324,599)
Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.09)	$(0.10)
Weighted average common shares outstanding - basic and diluted	32,320,891	12,915,343	31,951,056	12,915,343

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